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                        AMENDED AND RESTATED DECLARATION
                                    OF TRUST

                                  BY AND AMONG

                            WILMINGTON TRUST COMPANY,
                            AS INSTITUTIONAL TRUSTEE,

                            WILMINGTON TRUST COMPANY,
                              AS DELAWARE TRUSTEE,

                            JAMES RIVER GROUP, INC.,
                                   AS SPONSOR,

                                       AND

                       J. ADAM ABRAM, MICHAEL T. OAKES AND
                                MICHAEL E. CROW,
                               AS ADMINISTRATORS,

                          DATED AS OF DECEMBER 15, 2004

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

  Section 2.7.   Prohibition of Actions by the Trust and
                 the Institutional Trustee....................................13
  Section 2.8.   Powers and Duties of the Institutional Trustee...............14
  Section 2.9.   Certain Duties and Responsibilities of

  Section 4.7.   Appointment, Removal and Resignation of Institutional

ARTICLE IX.     LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES,

  Section 11.2.  Meetings of the Holders of the Securities;
                 Action by Written Consent....................................45

ARTICLE XII.    REPRESENTATIONS OF INSTITUTIONAL TRUSTEE and

                                       ii

  Section 13.2.  Governing Law................................................49
  Section 13.3.  Intention of the Parties.....................................49
  Section 13.4.  Headings.....................................................49
  Section 13.5.  Successors and Assigns.......................................49
  Section 13.6.  Partial Enforceability.......................................49
  Section 13.7.  Counterparts.................................................49

Annex I..........Terms of Securities
Exhibit A-1......Form of Capital Security Certificate
Exhibit A-2......Form of Common Security Certificate
Exhibit B........Specimen of Initial Debenture
Exhibit C........Placement Agreement

                                       iii

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                          JAMES RIVER CAPITAL TRUST II

                                DECEMBER 15, 2004

     AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of December 15, 2004, by the Trustees (as defined herein), the
Administrators (as defined herein), the Sponsor (as defined herein) and the holders, from time to time, of undivided beneficial interests in the Trust (as defined herein) to be issued pursuant to this Declaration;

     WHEREAS, the Trustees, the Administrators and the Sponsor established James
River Capital Trust II (the "Trust"), a statutory trust under the Statutory
Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of
December 6, 2004 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of the State of Delaware on December 6, 2004 (the
"Certificate of Trust"), for the sole purpose of issuing and selling the
Securities (as defined herein) representing undivided beneficial interests in the assets of the Trust, investing the proceeds thereof in the Debentures (as defined herein) of the Debenture Issuer (as defined herein) and engaging in those activities necessary, advisable or incidental thereto;

     WHEREAS, as of the date hereof, no interests in the Trust have been issued;
and

     WHEREAS, the Trustees, the Administrators and the Sponsor, by this
Declaration, amend and restate each and every term and provision of the Original
Declaration;

     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this
Declaration constitutes the governing instrument of such statutory trust, the
Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the Securities, subject to the provisions of this Declaration, and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, amend and restate in its entirety the Original Declaration and agree as follows:

                                   ARTICLE I.

                         INTERPRETATION AND DEFINITIONS

     SECTION 1.1. DEFINITIONS. Unless the context otherwise requires:

     (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section
1.1;

     (b) a term defined anywhere in this Declaration has the same meaning throughout;

     (c) all references to "the Declaration" or "this Declaration" are to this
Declaration and each Annex and Exhibit hereto, as modified, supplemented or amended from time to time;

     (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this
Declaration unless otherwise specified; and

     (e) a reference to the singular includes the plural and vice versa.

     "Additional Interest" has the meaning set forth in the Indenture.

     "Additional Sums" has the meaning set forth in the Indenture.

     "Administrative Action" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Administrators" means each of J. Adam Abram, Michael T. Oakes and Michael
E. Crow, solely in such Person's capacity as Administrator of the Trust created and continued hereunder and not in such Person's individual capacity, or such
Administrator's successor in interest in such capacity, or any successor appointed as herein provided.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the
Securities Act or any successor rule thereunder.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Bankruptcy Event" means, with respect to any Person:

     (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (b) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Person of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City or Wilmington, Delaware are permitted or required by any applicable law to close.

     "Capital Securities" has the meaning set forth in paragraph 1(a) of
Annex I.

     "Capital Security Certificate" means a definitive Certificate in fully registered form representing a Capital Security substantially in the form of
Exhibit A-1.

     "Certificate" means any certificate evidencing Securities.

     "Closing Date" has the meaning set forth in the Placement Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Common Securities" has the meaning set forth in paragraph 1(b) of Annex I.

     "Common Security Certificate" means a definitive Certificate in fully registered form representing a Common Security substantially in the form of
Exhibit A-2.

     "Company Indemnified Person" means (a) any Administrator; (b) any Affiliate of any Administrator; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrator; or (d) any officer, employee or agent of the Trust or its Affiliates.

     "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at Rodney Square North, 1100 North
Market Street, Wilmington, Delaware 19890-1600, Attn: Corporate Trust
Administration.

     "Coupon Rate" has the meaning set forth in paragraph 2(a) of Annex I.

     "Covered Person" means: (a) any Administrator, officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) any of the Trust's Affiliates; and (b) any Holder of Securities.

     "Creditor" has the meaning set forth in Section 3.3.

     "Debenture Issuer" means James River Group, Inc., a Delaware corporation, in its capacity as issuer of the Debentures under the Indenture.

     "Debenture Trustee" means Wilmington Trust Company, as trustee under the
Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Debentures" means the Floating Rate Junior Subordinated Deferrable
Interest Debentures due 2034 to be issued by the Debenture Issuer under the
Indenture.

     "Defaulted Interest" has the meaning set forth in the Indenture.

     "Delaware Trustee" has the meaning set forth in Section 4.2.

     "Determination Date" has the meaning set forth in paragraph 2(a) of
Annex I.

     "Direct Action" has the meaning set forth in Section 2.8(d).

     "Distribution" means a distribution payable to Holders of Securities in accordance with Section 5.1.

     "Distribution Payment Date" has the meaning set forth in paragraph 2(b) of
Annex I.

     "Distribution Period" means (i) with respect to the first Distribution
Payment Date, the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in March
2005 and (ii) thereafter, with respect to each Distribution Payment Date, the period beginning on (and including) the preceding Distribution Payment Date and ending on (but excluding) such current Distribution Payment Date.

     "Distribution Rate" means, for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment
Date in March 2005, the rate per annum of 5.85%, and for the period beginning on
(and including) the Distribution Payment Date in March 2005, and thereafter, the
Coupon Rate.

     "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of an Indenture Event of Default; or

     (b) default by the Trust in the payment of any Optional Redemption Price of any Security when it becomes due and payable; or

     (c) default in the performance, or breach, in any material respect, of any covenant or warranty of the Institutional Trustee in this Declaration (other than those specified in clause (a) or (b) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Institutional Trustee and to the Sponsor by the Holders of at least 25% in aggregate liquidation amount of the outstanding
Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of
Default" hereunder; or

     (d) the occurrence of a Bankruptcy Event with respect to the Institutional
Trustee if a successor Institutional Trustee has not been appointed within 90 days thereof.

     "Extension Period" has the meaning set forth in paragraph 2(b) of Annex I.

     "Fiduciary Indemnified Person" shall mean each of the Institutional Trustee
(including in its individual capacity), the Delaware Trustee (including in its individual capacity), any Affiliate of the Institutional Trustee or Delaware
Trustee and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee or
Delaware Trustee.

     "Fiscal Year" has the meaning set forth in Section 10.1.

     "Guarantee" means the guarantee agreement, dated as of December 15, 2004, of the Sponsor in respect of the Capital Securities.

     "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the
Statutory Trust Act.

     "Indemnified Person" means a Company Indemnified Person or a Fiduciary
Indemnified Person.

     "Indenture" means the Indenture dated as of December 15, 2004, between the
Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued, as such Indenture and any supplemental indenture may be amended, supplemented or otherwise modified from time to time.

     "Indenture Event of Default" means an "Event of Default" as defined in the
Indenture.

     "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 4.3

     "Interest" means any interest due on the Debentures including any
Additional Interest and Defaulted Interest. "Interest Rate" has the meaning set forth in paragraph 2(a) of Annex I.

     "Investment Company" means an investment company as defined in the
Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Liquidation" has the meaning set forth in paragraph 3 of Annex I.

     "Liquidation Distribution" has the meaning set forth in paragraph 3 of
Annex I.

     "Majority in liquidation amount of the Securities" means Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding
Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "Maturity Date" has the meaning set forth in paragraph 2(a) of Annex I.

     "Officers' Certificates" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person, and, with respect to the
Administrators, a certificate signed

by at least two Administrators. Any Officers' Certificate delivered with respect to compliance with a condition or covenant providing for it in this Declaration shall include:

     (a) a statement that each individual signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each individual in rendering the Officers'
Certificate;

     (c) a statement that each such individual signing the Officers' Certificate has made such examination or investigation as, in such individual's opinion, is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Optional Redemption Date" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Optional Redemption Price" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Paying Agent" has the meaning set forth in Section 6.2.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Placement Agreement" means the Placement Agreement relating to the offering and sale of Capital Securities in the form of Exhibit C.

     "Property Account" has the meaning set forth in Section 2.8(c).

     "Pro Rata" has the meaning set forth in paragraph 8 of Annex I.

     "Quorum" means a majority of the Administrators or, if there are only two
Administrators, both of them.

     "Redemption/Distribution Notice" has the meaning set forth in paragraph
4(e) of Annex I.

     "Registrar" has the meaning set forth in Section 6.2.

     "Relevant Trustee" has the meaning set forth in Section 4.7(a).

     "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee,
including any vice-president, any assistant vice-president, any assistant secretary, any secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Institutional
Trustee customarily

performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Securities Legend" has the meaning set forth in Section 8.2(b).

     "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

     "Rule 3a-7" means Rule 3a-7 under the Investment Company Act.

     "Securities" means the Common Securities and the Capital Securities.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Special Event" has the meaning set forth in paragraph 4(a) of Annex I.

     "Special Redemption Date" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Special Redemption Price" has the meaning set forth in paragraph 4(a) of
Annex I.

     "Sponsor" means James River Group, Inc., a Delaware corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

     "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12
Del. C. ss.ss. 3801, et seq. as may be amended from time to time.

     "Subsidiary" means with respect to any Person, (a) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such
Person and one or more of its Subsidiaries, (b) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its
Subsidiaries, and (c) any limited partnership of which such Person or any of its
Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such
Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Successor Entity" has the meaning set forth in Section 2.15(b).

     "Successor Delaware Trustee" has the meaning set forth in Section 4.7(e).

     "Successor Institutional Trustee" has the meaning set forth in Section
4.7(b).

     "Successor Securities" has the meaning set forth in Section 2.15(b).

     "Super Majority" has the meaning set forth in paragraph 5(b) of Annex I.

     "Tax Event" has the meaning set forth in paragraph 4(a) of Annex I.

     "10% in liquidation amount of the Securities" means Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding
Common Securities voting separately as a class, who are the record owners of 10%
or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid
Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "3-Month LIBOR" has the meaning set forth in paragraph 2(a) of Annex I.

     "Transfer Agent" has the meaning set forth in Section 6.2.

     "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United
States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Property Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Institutional Trustee pursuant to the trusts of this
Declaration.

     "Trustee or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such
Person or Persons solely in their capacity as trustees hereunder.

     "U.S. Person" means a United States Person as defined in Section
7701(a)(30) of the Code.

                                   ARTICLE II.

                                  ORGANIZATION

     SECTION 2.1. NAME. The Trust is named "James River Capital Trust II," as such name may be modified from time to time by the Administrators following written notice to the Institutional Trustee and the Holders of the Securities.
The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrators.

     SECTION 2.2. OFFICE. The address of the principal office of the Trust is
c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890-1600. On at least 10 Business Days written notice to the Institutional Trustee and the Holders of the Securities, the Administrators
may designate another principal office, which shall be in a state of the United
States or in the District of Columbia.

     SECTION 2.3. PURPOSE. The exclusive purposes and functions of the Trust are
(a) to issue and sell the Securities representing undivided beneficial interests in the assets of the Trust, (b) to invest the gross proceeds from such sale to acquire the Debentures, (c) to facilitate direct investment in the assets of the
Trust through issuance of the Common Securities and the Capital Securities, and
(d) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     SECTION 2.4. AUTHORITY. Except as specifically provided in this
Declaration, the Institutional Trustee shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the
Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the
Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration. The
Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the Holders. The
Institutional Trustee shall have the right, but shall not be obligated except as provided in Section 2.6, to perform those duties assigned to the Administrators.

     SECTION 2.5. TITLE TO PROPERTY OF THE TRUST. Except as provided in Section
2.8 with respect to the Debentures and the Property Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

     SECTION 2.6. POWERS AND DUTIES OF THE TRUSTEES AND THE ADMINISTRATORS.

     (a) The Trustees and the Administrators shall conduct the affairs of the
Trust in accordance with the terms of this Declaration. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Institutional Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees or the Administrators, as the case may be, under this Declaration, and to perform all acts in furtherance thereof, including without limitation, the following:

          (i) Each Administrator shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (A) the issuance and sale of the Securities;

               (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary, advisable

          or incidental thereto in connection with the purposes and function of the Trust, including agreements with the Paying Agent;

               (C) ensuring compliance with the Securities Act and applicable securities or blue sky laws of states and other jurisdictions;

               (D) the sending of notices (other than notices of default), and other information regarding the Securities and the Debentures to the
          Holders in accordance with this Declaration including notice of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

               (E) the consent to the appointment of a Paying Agent, Transfer
          Agent and Registrar in accordance with this Declaration, which consent shall not be unreasonably withheld or delayed;

               (F) execution and delivery of the Securities in accordance with this Declaration;

               (G) execution and delivery of closing certificates pursuant to the Placement Agreement and the application for a taxpayer identification number;

               (H) unless otherwise determined by the Holders of a Majority in liquidation amount of the Securities or as otherwise required by the
          Statutory Trust Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this
          Declaration;

               (I) the taking of any action as the Sponsor or an Administrator may from time to time determine is necessary, advisable or incidental to the foregoing to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

               (J) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including
          Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of
          Common Securities as to such actions and applicable record dates; and

               (K) to duly prepare and file all applicable tax returns and tax information reports that are required to be filed with respect to the
          Trust on behalf of the Trust.

               (L) to negotiate the terms of, and the execution and delivery of, the Placement Agreement providing for the sale of the Capital
          Securities;

                                       10

               (M) to employ or otherwise engage employees, agents (who may be designated as officers with titles), managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

               (N) to incur expenses that are necessary, advisable or incidental to carry out any of the purposes of the Trust; and

               (O) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of each jurisdiction (other than the State of Delaware) in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created.

          (ii) As among the Trustees and the Administrators, the Institutional
     Trustee shall have the power, duty and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:

               (A) the establishment of the Property Account;

               (B) the receipt of the Debentures;

               (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Property Account;

               (D) the distribution through the Paying Agent of amounts owed to the Holders in respect of the Securities;

               (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

               (F) the sending of notices of default and other information regarding the Securities and the Debentures to the Holders in
          accordance with this Declaration;

               (G) the distribution of the Trust Property in accordance with the terms of this Declaration;

               (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the
          Secretary of State of the State of Delaware;

               (I) after any Event of Default (provided that such Event of
          Default is not by or with respect to the Institutional Trustee) the taking of any action incidental to the foregoing as the Institutional
          Trustee may from time to time determine is necessary, advisable or incidental to the foregoing to give effect to the terms of this
          Declaration and protect and conserve the Trust Property for

                                       11

          the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

               (J) to take all action that may be necessary for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the
          State of Delaware.

          (iii) The Institutional Trustee shall have the power and authority to act on behalf of the Trust with respect to any of the duties, liabilities, powers or the authority of the Administrators set forth in Section
     2.6(a)(i)(D), (E) and (F) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Sponsor, and shall then be fully protected in acting pursuant to such written request;
     and in the event of a conflict between the action of the Administrators and the action of the Institutional Trustee, the action of the Institutional
     Trustee shall prevail.

     (b) So long as this Declaration remains in effect, the Trust (or the
Trustees or Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators may cause the Trust to (i) acquire any investments or engage in any activities not authorized by this Declaration, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein,
(iii) take any action that would reasonably be expected (A) to cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes or (B) to require the trust to register as an Investment
Company under the Investment Company Act, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a lien on any of the Trust Property. The
Institutional Trustee shall, at the sole cost and expense of the Trust, defend all claims and demands of all Persons at any time claiming any lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

     (c) In connection with the issuance and sale of the Capital Securities, the
Sponsor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this
Declaration are hereby ratified and confirmed in all respects):

          (i) the taking of any action necessary to obtain an exemption from the
     Securities Act;

          (ii) the determination of the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the
     Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Administrators of actions they must take on behalf of the
     Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                                       12

          (iii) the negotiation of the terms of, and the execution and delivery of, the Placement Agreement providing for the sale of the Capital
     Securities; and

          (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrators and the Holders of a Majority in liquidation amount of the Common Securities are authorized and directed to conduct the affairs of the Trust and to operate the
Trust so that the Trust will not (i) be deemed to be an Investment Company required to be registered under the Investment Company Act, and (ii) fail to be classified as a "grantor trust" for United States federal income tax purposes.
The Administrators and the Holders of a Majority in liquidation amount of the
Common Securities shall not take any action inconsistent with the treatment of the Debentures as indebtedness of the Debenture Issuer for United States federal income tax purposes. In this connection, the Administrators and the Holders of a
Majority in liquidation amount of the Common Securities are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that each of the Administrators and the Holders of a Majority in liquidation amount of the Common Securities determines in their discretion to be necessary or desirable for such purposes.

     (e) All expenses incurred by the Administrators or the Trustees pursuant to this Section 2.6 shall be reimbursed by the Sponsor, and the Trustees and the
Administrators shall have no obligations with respect to such expenses.

     (f) The assets of the Trust shall consist of the Trust Property.

     (g) Legal title to all Trust Property shall be vested at all times in the
Institutional Trustee (in its capacity as such) and shall be held and administered by the Institutional Trustee and the Administrators for the benefit of the Trust in accordance with this Declaration.

     (h) If the Institutional Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Declaration and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Institutional Trustee or to such Holder, then and in every such case the Sponsor, the Institutional Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Institutional Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 2.7. PROHIBITION OF ACTIONS BY THE TRUST AND THE INSTITUTIONAL
TRUSTEE.

     (a) The Trust shall not, and the Institutional Trustee shall cause the
Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Institutional
Trustee shall cause the Trust not to:

          (i) invest any proceeds received by the Trust from holding the
     Debentures, but shall distribute all such proceeds to Holders of the
     Securities pursuant to the terms of this Declaration and of the Securities;

                                       13

          (ii) acquire any assets other than as expressly provided herein;

          (iii) possess Trust Property for other than a Trust purpose;

          (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

          (v) possess any power or otherwise act in such a way as to vary the
     Trust assets or the terms of the Securities in any way whatsoever other than as expressly provided herein;

          (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

          (vii) carry on any "trade or business" as that phrase is used in the
     Code; or

          (viii) other than as provided in this Declaration (including Annex I),
     (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B)
     waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the
     Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received a written opinion of counsel to the effect that such modification will not cause the
     Trust to cease to be classified as a "grantor trust" for United States federal income tax purposes.

     SECTION 2.8. POWERS AND DUTIES OF THE INSTITUTIONAL TRUSTEE.

     (a) The legal title to the Debentures shall be owned by and held of record in the name of the Institutional Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the
Institutional Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Institutional Trustee in accordance with
Section 4.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

     (b) The Institutional Trustee shall not transfer its right, title and interest in the Debentures to the Administrators or to the Delaware Trustee.

     (c) The Institutional Trustee shall:

          (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Institutional Trustee, maintained in the Institutional
     Trustee's trust department, on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Institutional Trustee, deposit such funds into the Property
     Account and make payments, or cause the Paying Agent to make payments, to the Holders of the Capital Securities and Holders of the Common Securities
     from the

                                       14

     Property Account in accordance with Section 5.1. Funds in the Property
     Account shall be held uninvested until disbursed in accordance with this
     Declaration;

          (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the
     Common Securities to the extent the Debentures are redeemed or mature; and

          (iii) upon written notice of distribution issued by the Administrators in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain circumstances pursuant to the terms of the Securities.

     (d) The Institutional Trustee may bring or defend, pay, collect, compromise, arbitrate, resort to legal action with respect to, or otherwise adjust claims or demands of or against, the Trust that arise out of or in connection with an Event of Default of which a Responsible Officer of the
Institutional Trustee has actual knowledge or arises out of the Institutional
Trustee's duties and obligations under this Declaration; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or premium, if any, on or principal of the Debentures on the date such interest, premium, if any, or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of the Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a
"Direct Action") on or after the respective due date specified in the
Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of the
Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of the Capital Securities in such Direct Action; provided, however, that no Holder of the Common Securities may exercise such right of subrogation so long as an Event of Default with respect to the Capital Securities has occurred and is continuing.

     (e) The Institutional Trustee shall continue to serve as a Trustee until either:

          (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of the Securities pursuant to the terms of the Securities and this Declaration; or

          (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 4.7.

     (f) The Institutional Trustee shall have the legal power to exercise all of the rights, powers and privileges of a Holder of the Debentures under the
Indenture and, if an Event of Default occurs and is continuing, the
Institutional Trustee may, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to this Declaration (including Annex I) and the terms of the
Securities.

                                       15

     The Institutional Trustee must exercise the powers set forth in this
Section 2.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.3, and the Institutional Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 2.3.

     SECTION 2.9. CERTAIN DUTIES AND RESPONSIBILITIES OF THE INSTITUTIONAL
TRUSTEE AND ADMINISTRATORS.

     (a) The Institutional Trustee, before the occurrence of any Event of
Default and after the curing or waiving of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this
Declaration against the Institutional Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 6.7), the
Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) The duties and responsibilities of the Institutional Trustee and the
Administrators shall be as provided by this Declaration. Notwithstanding the foregoing, no provision of this Declaration shall require the Institutional
Trustee or Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers if the Institutional Trustee or such Administrator shall have reasonable grounds to believe that repayment of such funds or adequate protection against such risk of liability is not reasonably assured to Institutional Trustee or such Administrator. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the
Institutional Trustee or Administrators shall be subject to the provisions of this Article. Nothing in this Declaration shall be construed to relieve an
Administrator or the Institutional Trustee from liability for the Institutional
Trustee's or such Administrator's own negligent act, Institutional Trustee's or such Administrator's own negligent failure to act, or the Institutional
Trustee's or such Administrator's own willful misconduct. To the extent that, at law or in equity, the Institutional Trustee or an Administrator has duties and liabilities relating to the Trust or to the Holders, the Institutional Trustee
or such Administrator shall not be liable to the Trust or to any Holder for the
Institutional Trustee's or such Administrator's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Administrators or the Institutional Trustee otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the
Administrators or the Institutional Trustee.

     (c) All payments made by the Institutional Trustee or a Paying Agent in respect of the Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable any Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees and the
Administrators are not personally liable to it for any amount distributable in

                                       16

respect of any Security or for any other liability in respect of any Security.
This Section 2.9(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration.

     (d) The Institutional Trustee shall not be liable for its own acts or omissions hereunder except as a result of its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) the Institutional Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Institutional
     Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities or the Common Securities, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

          (iii) the Institutional Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Debentures and the
     Property Account shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its fiduciary accounts generally, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

          (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Property
     Account maintained by the Institutional Trustee pursuant to Section
     2.8(c)(i) and except to the extent otherwise required by law; and

          (v) the Institutional Trustee shall not be responsible for monitoring the compliance by the Administrators or the Sponsor with their respective duties under this Declaration, nor shall the Institutional Trustee be liable for any default or misconduct of the Administrators or the Sponsor.

     SECTION 2.10. CERTAIN RIGHTS OF INSTITUTIONAL TRUSTEE. Subject to the
provisions of Section 2.9:

     (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting, or refraining from acting, in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                                       17

     (b) if (i) in performing its duties under this Declaration, the
Institutional Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Declaration, the
Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders of Capital Securities are entitled to vote under the terms of this Declaration, the Institutional Trustee may deliver a notice to the
Sponsor requesting the Sponsor's written instructions as to the course of action to be taken and the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee shall be instructed in writing, in which event the Institutional Trustee shall have no liability except for its own negligence or willful misconduct;

     (c) any direction or act of the Sponsor or the Administrators contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

     (d) whenever in the administration of this Declaration, the Institutional
Trustee shall deem it desirable that a matter be proved or established before undertaking, suffering or omitting any action hereunder, the Institutional
Trustee (unless other evidence is herein specifically prescribed) may request and conclusively rely upon an Officers' Certificate as to factual matters which, upon receipt of such request, shall be promptly delivered by the Sponsor or the
Administrators;

     (e) the Institutional Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

     (f) the Institutional Trustee may consult with counsel of its selection
(which counsel may be counsel to the Sponsor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the
Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

     (g) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such
Holders shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that nothing contained in this Section 2.10(g) shall be taken to relieve the
Institutional Trustee, subject to Section 2.9(b), upon the occurrence of an
Event of Default (that has not been cured or waived pursuant to Section 6.7), of the power to exercise such of the rights and powers vested in it by this
Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

     (h) the Institutional Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the

                                       18

Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Institutional Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Institutional Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

     (j) whenever in the administration of this Declaration the Institutional
Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the
Institutional Trustee (i) may request instructions from the Holders of the
Capital Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of the Capital
Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

     (k) except as otherwise expressly provided in this Declaration, the
Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

     (l) when the Institutional Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;

     (m) the Institutional Trustee shall not be charged with knowledge of an
Event of Default unless a Responsible Officer of the Institutional Trustee obtains actual knowledge of such event or the Institutional Trustee receives written notice of such event from any Holder, the Sponsor or the Debenture
Trustee;

     (n) any action taken by the Institutional Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the
Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action; and

     (o) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional
Trustee shall be construed to be a duty.

                                       19

     SECTION 2.11. DELAWARE TRUSTEE. Notwithstanding any other provision of this
Declaration other than Section 4.1, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees or the Administrators described in this Declaration (except as may be required under the Statutory Trust Act).
Except as set forth in Section 4.1, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the
Statutory Trust Act.

     SECTION 2.12. EXECUTION OF DOCUMENTS. Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the
Statutory Trust Act, the Institutional Trustee, or any one or more of the
Administrators, as the case may be, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Trustees or the Administrators, as the case may be, have the power and authority to execute pursuant to Section 2.6.

     SECTION 2.13. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The
recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration, the
Debentures or the Securities.

     SECTION 2.14. DURATION OF TRUST. The Trust, unless earlier dissolved pursuant to the provisions of Article VII hereof, shall be in existence for 35 years from the Closing Date.

     SECTION 2.15. MERGERS.

     (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Sections 2.15(b) and (c) and except in connection with the liquidation of the Trust and the distribution of the Debentures to Holders of
Securities pursuant to Section 7.1(a)(iv) of the Declaration or Section 4 of
Annex I.

     (b) The Trust may, with the consent of the Institutional Trustee and without the consent of the Holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that:

          (i) if the Trust is not the surviving entity, such successor entity
     (the "Successor Entity") either:

               (A) expressly assumes all of the obligations of the Trust under the Securities; or

               (B) substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor
          Securities") so that the Successor Securities rank the same as the
          Securities rank with respect to Distributions and payments upon
          Liquidation, redemption and otherwise;

                                       20

          (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses substantially the same powers and duties as the
     Institutional Trustee as the Holder of the Debentures;

          (iii) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect;

          (iv) the Institutional Trustee receives written confirmation from a nationally recognized statistical rating organization that rates securities issued by the initial purchaser of the Capital Securities that it will not reduce or withdraw the rating of any such securities because of such merger, conversion, consolidation, amalgamation or replacement;

          (v) such Successor Entity has a purpose substantially identical to that of the Trust;

          (vi) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

               (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the
          Holders of the Securities (including any Successor Securities) in any material respect;

               (B) following such merger, consolidation, amalgamation or
          replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

               (C) following such merger, consolidation, amalgamation or
          replacement, the Trust (or the Successor Entity) will continue to be classified as a "grantor trust" for United States federal income tax purposes;

          (vii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the
     Guarantee;

          (viii) the Sponsor owns 100% of the common securities of any Successor
     Entity; and

          (ix) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee shall have received an Officers' Certificate of the Administrators and an opinion of counsel, each to the effect that all conditions precedent under this Section 2.15(b) to such transaction have been satisfied.

     (c) Notwithstanding Section 2.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or

                                       21

replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                  ARTICLE III.

                                     SPONSOR

     SECTION 3.1. SPONSOR'S PURCHASE OF COMMON SECURITIES. On the Closing Date,
the Sponsor will purchase all of the Common Securities issued by the Trust in an amount at least equal to 3% of the capital of the Trust, at the same time as the
Capital Securities are sold.

     SECTION 3.2. RESPONSIBILITIES OF THE SPONSOR. In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in, or direct the Administrators to engage in, the following activities:

     (a) to determine the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary, advisable or incidental thereto in order to comply with the applicable laws of any such jurisdictions; and

     (b) to negotiate the terms of and/or execute and deliver on behalf of the
Trust, the Placement Agreement and other related agreements providing for the sale of the Capital Securities.

     SECTION 3.3. EXPENSES. In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Securities by the Trust, the Sponsor, in its capacity as Debenture Issuer, shall:

     (a) pay all reasonable costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Debenture Trustee under the Indenture in accordance with the provisions of the Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust
(including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Securities (including fees to the placement agents in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the
Institutional Trustee and the Administrators, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agents,
Registrars, Transfer Agents, duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the Holders (for purposes of clarification, this Section 3.3(b) does not contemplate the payment by the
Sponsor of acceptance or annual administration fees owing to the Institutional
Trustee pursuant to the services to be provided by the Institutional Trustee under

                                       22

this Declaration or the fees and expenses of the Institutional Trustee's counsel in connection with the closing of the transactions contemplated by this
Declaration); and

     (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     The Sponsor's obligations under this Section 3.3 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor's obligations under this Section 3.3 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the
Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 3.3.

     SECTION 3.4. RIGHT TO PROCEED. The Sponsor acknowledges the rights of
Holders to institute a Direct Action as set forth in Section 2.8(d) hereto.

                                   ARTICLE IV.

                    INSTITUTIONAL TRUSTEE AND ADMINISTRATORS

     SECTION 4.1. NUMBER OF TRUSTEES. The number of Trustees shall initially be two, and;

     (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

     (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holder of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holder of the
Common Securities; provided, however, that there shall be a Delaware Trustee if required by Section 4.2; and there shall always be one Trustee who shall be the
Institutional Trustee, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 2.11 shall have no application to such entity in its capacity as Institutional Trustee.

     SECTION 4.2. DELAWARE TRUSTEE. If required by the Statutory Trust Act, one
Trustee (the "Delaware Trustee") shall be:

     (a) a natural person who is a resident of the State of Delaware; or

     (b) if not a natural person, an entity which is organized under the laws of the United States or any state thereof or the District of Columbia, has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including ss. 3807 of the Statutory Trust Act.

                                       23

     SECTION 4.3. INSTITUTIONAL TRUSTEE; ELIGIBILITY.

     (a) There shall at all times be one Institutional Trustee which shall:

          (i) not be an Affiliate of the Sponsor;

          (ii) not offer or provide credit or credit enhancement to the Trust;
     and

          (iii) be a banking corporation or national association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000.00), and subject to supervision or examination by Federal, state, or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.3(a)(iii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 4.3(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 4.7(b).

     (c) If the Institutional Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act of
1939, as amended, the Institutional Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this
Declaration.

     (d) The initial Institutional Trustee shall be Wilmington Trust Company.

     SECTION 4.4. CERTAIN QUALIFICATIONS OF THE DELAWARE TRUSTEE GENERALLY. The
Delaware Trustee shall be a U.S. Person and either a natural person who is at least 21 years of age or a legal entity that shall act through one or more
Authorized Officers.

     SECTION 4.5. ADMINISTRATORS. Each Administrator shall be a U.S. Person, 21 years of age or older and authorized to bind the Sponsor. The initial
Administrators shall be J. Adam Abram, Michael T. Oakes and Michael E. Crow.
There shall at all times be at least one Administrator. Except where a requirement for action by a specific number of Administrators is expressly set forth in this Declaration and except with respect to any action the taking of which is the subject of a meeting of the Administrators, any action required or permitted to be taken by the Administrators may be taken by, and any power of the Administrators may be exercised by, or with the consent of, any one such
Administrator.

     SECTION 4.6. INITIAL DELAWARE TRUSTEE. The initial Delaware Trustee shall be Wilmington Trust Company.

                                       24

     SECTION 4.7. APPOINTMENT, REMOVAL AND RESIGNATION OF INSTITUTIONAL TRUSTEE
AND ADMINISTRATORS.

     (a) Notwithstanding anything to the contrary in this Declaration, no resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 4.7.

     (b) Subject to the immediately preceding paragraph, a Trustee may resign at any time by giving written notice thereof to the Holders of the Securities and by appointing a successor Relevant Trustee. Upon the resignation of the
Institutional Trustee, the Institutional Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements their expenses and charges to serve as the successor Institutional Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expense and charges (the "Successor Institutional Trustee"). If the instrument of acceptance by the successor Relevant Trustee required by this
Section 4.7 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation or delivery of the instrument of removal, the Relevant Trustee may petition, at the expense of the Trust, any
Federal, state or District of Columbia court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant
Trustee. The Institutional Trustee shall have no liability for the selection of such successor pursuant to this Section 4.7.

     (c) Unless an Event of Default shall have occurred and be continuing, any
Trustee may be removed at any time by an act of the Holders of a Majority in liquidation amount of the Common Securities. If any Trustee shall be so removed, the Holders of the Common Securities, by act of the Holders of a Majority in
liquidation amount of the Common Securities delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee, and such Successor
Institutional Trustee shall comply with the applicable requirements of this
Section 4.7. If an Event of Default shall have occurred and be continuing, the
Institutional Trustee or the Delaware Trustee, or both of them, may be removed by the act of the Holders of a Majority in liquidation amount of the Capital
Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). If the any Trustee shall be so removed, the Holders of
Capital Securities, by act of the Holders of a Majority in liquidation amount of the Capital Securities then outstanding delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor
Trustee shall comply with the applicable requirements of this Section 4.7. If no successor Relevant Trustee shall have been so appointed by the Holders of a
Majority in liquidation amount of the Capital Securities and accepted appointment in the manner required by this Section 4.7, within 30 days after delivery of an instrument of removal, the Relevant Trustee or any Holder who has been a Holder of the Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any Federal, state or District of
Columbia court of competent jurisdiction for the appointment of the a successor
Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees.

     (d) The Institutional Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all
Holders in the manner provided in

                                       25

Section 13.1(d) and shall give notice to the Sponsor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate
Trust Office if it is the Institutional Trustee.

     (e) Notwithstanding the foregoing or any other provision of this
Declaration, in the event a Delaware Trustee who is a natural person dies or is adjudged by a court to have become incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the
Institutional Trustee following the procedures in this Section 4.7 (with the successor being a Person who satisfies the eligibility requirement for a
Delaware Trustee set forth in this Declaration) (the "Successor Delaware
Trustee").

     (f) In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the
Securities and the Trust and (ii) shall add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such
Institutional Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant
Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee, such retiring
Relevant Trustee shall duly assign, transfer and deliver to such successor
Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Securities and the Trust subject to the payment of all unpaid fees, expenses and indemnities of such retiring Relevant Trustee.

     (g) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor
Delaware Trustee, as the case may be.

     (h) The Holders of the Capital Securities will have no right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Holder of the Common Securities.

     (i) Any successor Delaware Trustee shall file an amendment to the
Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such Delaware Trustee in the State of Delaware.

     SECTION 4.8. VACANCIES AMONG TRUSTEES. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 4.1 a vacancy shall occur. A resolution certifying the existence of such vacancy by the Trustees or, if there are more than two, a majority of the Trustees, shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 4.7.

                                       26

     SECTION 4.9. EFFECT OF VACANCIES. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust or terminate this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled by the appointment of a
Trustee in accordance with Section 4.7, the Institutional Trustee shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

     SECTION 4.10. MEETINGS OF THE TRUSTEES AND THE ADMINISTRATORS. Meetings of
the Administrators shall be held from time to time upon the call of an
Administrator. Regular meetings of the Administrators may be held in person in the United States or by telephone, at a place (if applicable) and time fixed by resolution of the Administrators. Notice of any in-person meetings of the
Trustees with the Administrators or meetings of the Administrators shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Trustees with the Administrators or meetings of the Administrators or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee or an Administrator, as the case may be, at a meeting shall constitute a waiver of notice of such meeting except where the Trustee or an Administrator, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any activity on the grounds that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the
Trustees or the Administrators, as the case may be, may be taken at a meeting by vote of a majority of the Trustees or the Administrators present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Trustees or the Administrators. Meetings of the Trustees and the
Administrators together shall be held from time to time upon the call of any
Trustee or an Administrator.

     SECTION 4.11. DELEGATION OF POWER.

     (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 that is a U.S.
Person his or her power for the purpose of executing any documents contemplated in Section 2.6; and

     (b) the Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

     SECTION 4.12. CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any
Person into which the Institutional Trustee or the Delaware Trustee may be
merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the
Institutional Trustee or the Delaware Trustee shall be a party, or any

                                       27

Person succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee shall be the successor of the
Institutional Trustee or the Delaware Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article and, provided, further, that such Person shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware as contemplated in Section
4.7(i).

                                   ARTICLE V.

                                  DISTRIBUTIONS

     SECTION 5.1. DISTRIBUTIONS. Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities.
Distributions shall be made on the Capital Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of Interest or any principal on the Debentures held by the Institutional Trustee, the Institutional
Trustee shall and is directed to, to the extent funds are available for that purpose, make a distribution (a "Distribution") of such amounts to Holders.

                                   ARTICLE VI.

                             ISSUANCE OF SECURITIES

     SECTION 6.1. GENERAL PROVISIONS REGARDING SECURITIES.

     (a) The Administrators shall, on behalf of the Trust, issue one series of capital securities, evidenced by a certificate substantially in the form of
Exhibit A-1, representing undivided beneficial interests in the assets of the
Trust and having such terms as are set forth in Annex I and one series of common securities, evidenced by a certificate substantially in the form of Exhibit A-2, representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities. The Capital Securities rank pari passu to, and payment thereon shall be made Pro Rata with, the Common Securities except that, where an
Event of Default has occurred and is continuing, the rights of Holders of the
Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Capital Securities as set forth in Annex I.

     (b) The Certificates shall be signed on behalf of the Trust by one or more
Administrators. Such signature shall be the facsimile or manual signature of any
Administrator. In case any Administrator of the Trust who shall have signed any of the Securities shall cease to be such Administrator before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrator, and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be an
Administrator of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such an Administrator. A Capital
Security shall not be valid until authenticated by the

                                       28

facsimile or manual signature of an Authorized Officer of the Institutional
Trustee. Such signature shall be conclusive evidence that the Capital Security has been authenticated under this Declaration. Upon written order of the Trust signed by one Administrator, the Institutional Trustee shall authenticate the
Capital Securities for original issue. The Institutional Trustee may appoint an authenticating agent that is a U.S. Person acceptable to the Trust to authenticate the Capital Securities. A Common Security need not be so authenticated and shall be valid upon execution by one or more administrators.

     (c) The consideration received by the Trust for the issuance of the
Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

     (d) Upon issuance of the Securities as provided in this Declaration, the
Securities so issued shall be deemed to be validly issued, fully paid and, except as provided in Section 9.1(b) with respect to the Common Securities, non-assessable.

     (e) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and the
Guarantee.

     SECTION 6.2. PAYING AGENT, TRANSFER AGENT AND REGISTRAR. The Trust shall maintain in Wilmington Delaware, an office or agency where the Securities may be presented for payment ("Paying Agent"), and an office or agency where the
Securities may be presented for registration of transfer or exchange (the
"Transfer Agent"). The Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering Securities, transfers and exchanges of Securities, such register to be held by a registrar (the
"Registrar"). The Administrators may appoint the Paying Agent, the Registrar and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar or co-Registrar and the term "Transfer Agent" includes any additional transfer agent. The
Administrators may change any Paying Agent, Transfer Agent or Registrar at any time without prior notice to any Holder. The Administrators shall notify the
Institutional Trustee of the name and address of any Paying Agent, Transfer
Agent and Registrar not a party to this Declaration. The Administrators hereby initially appoint the Institutional Trustee to act as Paying Agent, Transfer
Agent and Registrar for the Capital Securities and the Common Securities. The
Institutional Trustee or any of its Affiliates in the United States may act as
Paying Agent, Transfer Agent or Registrar.

     SECTION 6.3. FORM AND DATING. The Capital Securities and the Institutional
Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-1, and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as conclusively evidenced by their execution thereof. The
Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the
Sponsor). The Trust at the direction of the Sponsor shall furnish any such legend not

                                       29

contained in Exhibit A-1 to the Institutional Trustee in writing. Each Capital
Security shall be dated on or before the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of
Securities set forth in Exhibits A-1 and A-2 are part of the terms of this
Declaration and to the extent applicable, the Institutional Trustee, the
Delaware Trustee, the Administrators and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. Capital Securities will be issued only in blocks having an aggregate liquidation amount of not less than $100,000.00 and any multiple of
$1,000.00 in excess thereof.

     The Capital Securities are being offered and sold by the Trust pursuant to the Placement Agreement in definitive, registered form without coupons and with the Restricted Securities Legend.

     SECTION 6.4. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If:

     (a) any mutilated Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate; and

     (b) there shall be delivered to the Registrar, the Administrators and the
Institutional Trustee such security or indemnity as may be required by them to keep each of them harmless;

then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, an Administrator on behalf of the Trust shall execute
(and in the case of a Capital Security Certificate, the Institutional Trustee
shall authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 6.4, the Registrar or the Administrators may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this
Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 6.5. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Administrators may prepare and, in the case of the Capital
Securities, the Institutional Trustee shall authenticate, temporary Securities.
Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Administrators consider appropriate for temporary Securities. Without unreasonable delay, the Administrators shall prepare and, in the case of the Capital Securities, the Institutional Trustee shall authenticate, definitive Securities in exchange for temporary Securities.

     SECTION 6.6. CANCELLATION. The Administrators at any time may deliver
Securities to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any Securities surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all Securities surrendered for registration of transfer, payment, replacement or cancellation and shall dispose of such canceled
Securities as the

                                       30

Administrators direct. The Administrators may not issue new Securities to replace Securities that have been paid or that have been delivered to the
Institutional Trustee for cancellation.

     SECTION 6.7. RIGHTS OF HOLDERS; WAIVERS OF PAST DEFAULTS.

     (a) The legal title to the Trust Property is vested exclusively in the
Institutional Trustee (in its capacity as such) in accordance with Section 2.5, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their
Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The
Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration. The Securities shall have no preemptive or similar rights.

     (b) For so long as any Capital Securities remain outstanding, if upon an
Indenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the
Holders of a Majority in liquidation amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Institutional Trustee, the Sponsor and the Debenture Trustee.

     At any time after a declaration of acceleration with respect to the
Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the
Indenture, if the Institutional Trustee, subject to the provisions hereof, fails to annul any such declaration and waive such default, the Holders of a Majority in liquidation amount of the Capital Securities, by written notice to the
Institutional Trustee, the Sponsor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Debenture Issuer has paid or deposited with the Debenture
     Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all of the
          Debentures,

               (B) any accrued Additional Interest on all of the Debentures,

               (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

               (D) all sums paid or advanced by the Debenture Trustee under the
          Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Institutional Trustee, their agents and counsel; and

          (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.7 of the Indenture.

                                       31

     The Holders of at least a Majority in liquidation amount of the Capital
Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture or any Indenture Event of Default, except a default or Indenture Event of Default in the payment of principal or interest
(unless such default or Indenture Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default under the Indenture or an Indenture Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such waiver shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Institutional Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining
Holders of outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Institutional
Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date;
provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.7.

     (c) Except as otherwise provided in paragraphs (a) and (b) of this Section
6.7, the Holders of at least a Majority in liquidation amount of the Capital
Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                  ARTICLE VII.

                      DISSOLUTION AND TERMINATION OF TRUST

     SECTION 7.1. DISSOLUTION AND TERMINATION OF TRUST.

     (a) The Trust shall dissolve on the first to occur of:

          (i) unless earlier dissolved, on December 15, 2039, the expiration of the term of the Trust;

                                       32

          (ii) upon a Bankruptcy Event with respect to the Sponsor, the Trust or the Debenture Issuer;

          (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, this Declaration or the Guarantee, as the case may be) upon (A) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor, and (B)(I) upon the consent of Holders of a Majority in liquidation amount of the
     Securities voting together as a single class to file a certificate of cancellation with respect to the Trust or (II) upon the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

          (iv) upon the distribution of the Debentures to the Holders of the
     Securities following the exercise of the right of the Holder of all of the outstanding Common Securities to dissolve the Trust as provided in Section
     3 of Annex I hereto;

          (v) upon the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Sponsor, the Trust or the Debenture Issuer;

          (vi) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities; or

          (vii) before the issuance of any Securities, with the consent of all of the Trustees and the Sponsor.

     (b) As soon as is practicable after the occurrence of an event referred to in Section 7.1(a), and after satisfaction of liabilities to creditors of the
Trust as required by applicable law, including of the Statutory Trust Act, and subject to the terms set forth in Annex I, the Institutional Trustee shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

     (c) The provisions of Section 2.9 and Article IX shall survive the termination of the Trust.

                                  ARTICLE VIII.

                              TRANSFER OF INTERESTS

     SECTION 8.1. GENERAL.

     (a) Subject to Section 8.1(c), where Capital Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal aggregate liquidation amount of Capital Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trust shall issue and the
Institutional Trustee shall authenticate Capital Securities at the Registrar's request.

                                       33

     (b) Upon issuance of the Common Securities, the Sponsor shall acquire and retain beneficial and record ownership of the Common Securities and for so long as the Securities remain outstanding, the Sponsor shall maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the
Sponsor, in its capacity as Debenture Issuer, under the Indenture that is a U.S.
Person may succeed to the Sponsor's ownership of the Common Securities. (c)
Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Capital Securities. To the fullest extent permitted by applicable law, any transfer or purported transfer of any Security not made in accordance with this
Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the Holder of such
Capital Securities for any purpose, including but not limited to the receipt of
Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

     (d) The Registrar shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Registrar shall cause one or more new Securities of the same tenor to be issued in the name of the designated transferee or transferees. Any Security issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same Security and shall be entitled to the same benefits under this Declaration as the Security surrendered upon such registration of transfer or exchange. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 6.6. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a
Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

     (e) The Trust shall not be required (i) to issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business
15 days before the day of any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Securities to be redeemed, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     SECTION 8.2. TRANSFER PROCEDURES AND RESTRICTIONS.

     (a) The Capital Securities shall bear the Restricted Securities Legend, which shall not be removed unless there is delivered to the Trust such satisfactory evidence, which may include an opinion of counsel satisfactory to the Institutional Trustee, as may be reasonably required by the Trust, that neither the legend nor the restrictions on transfer set forth therein are required to

                                       34

ensure that transfers thereof comply with the provisions of the Securities Act.
Upon provision of such satisfactory evidence, the Institutional Trustee, at the written direction of the Trust, shall authenticate and deliver Capital
Securities that do not bear the legend.

     (b) Except as permitted by Section 8.2(a), each Capital Security shall bear a legend (the "Restricted Securities Legend") in substantially the following form and a Capital Security shall not be transferred except in compliance with such legend, unless otherwise determined by the Sponsor, upon the advice of counsel expert in securities law, in accordance with applicable law:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY
     OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR
     PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED,
     PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
     REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO,
     THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE
     STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
     AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE
     SPONSOR OR THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS
     BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE
     SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A
     TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY
     IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A,
     (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE
     903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT,
     (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF
     SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING
     THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN
     INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A
     VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN
     VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT
     TO THE SPONSOR'S AND THE TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR
     TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION
     AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH
     THE DECLARATION (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE
     SPONSOR OR THE TRUST. HEDGING TRANSACTIONS INVOLVING

                                       35

     THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES
     ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES,
     REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
     RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE
     EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
     SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")
     (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS"
     BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING
     "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY
     INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE
     RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION
     CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE
     EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH
     PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY
     INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND
     HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN
     THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF
     THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN
     EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE
     ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR
     (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO
     APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

          THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS
     HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000.00 (100 SECURITIES)
     AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF
     SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000.00
     SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

          THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE
     FOREGOING RESTRICTIONS.

                                       36

          THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY
     REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND
     WITHHOLDING TAX PURPOSES.

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
     REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY
     BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH
     THE FOREGOING RESTRICTIONS.

     (c) To permit registrations of transfers and exchanges, the Trust shall execute and the Institutional Trustee shall authenticate Capital Securities at the Registrar's request.

     (d) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Registrar or the
Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

     (e) All Capital Securities issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Capital Securities surrendered upon such registration of transfer or exchange.

     SECTION 8.3. DEEMED SECURITY HOLDERS. The Trust, the Administrators, the
Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the
Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the
Securities represented by such Certificate for purposes of receiving
Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such
Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust, the Administrators, the Trustees, the
Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof

                                   ARTICLE IX.

                           LIMITATION OF LIABILITY OF
             HOLDERS OF SECURITIES, INSTITUTIONAL TRUSTEE OR OTHERS

     SECTION 9.1. LIABILITY.

     (a) Except as expressly set forth in this Declaration, the Guarantee and the terms of the Securities, the Sponsor shall not be:

          (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; or

          (ii) required to pay to the Trust or to any Holder of the Securities
     any deficit upon dissolution of the Trust or otherwise.

                                       37

     (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities)
to the extent not satisfied out of the Trust's assets.

     (c) Pursuant to the Statutory Trust Act, the Holders of the Capital
Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the
General Corporation Law of the State of Delaware.

     SECTION 9.2. EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such
Indemnified Person in good faith on behalf of the Trust and in a manner such
Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified
Person reasonably believes are within such other Person's professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of
Securities might properly be paid.

     SECTION 9.3. FIDUCIARY DUTY.

     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the
Trust or to any other Covered Person, an Indemnified Person acting under this
Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified
Person.

     (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

          (i) in its "discretion" or under a grant of similar authority, the
     Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

          (ii) in its "good faith" or under another express standard, the
     Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

                                       38

     SECTION 9.4. INDEMNIFICATION.

     (a) The Sponsor shall indemnify, to the full extent permitted by law, any
Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that he is or was an
Indemnified Person against expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Sponsor shall indemnify, to the full extent permitted by law, any
Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the
Trust to procure a judgment in its favor arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that he is or was an Indemnified Person against expenses (including reasonable attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such
Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that an Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section
9.4, or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification of an Administrator under paragraphs (a) and (b) of this Section 9.4 (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Administrators by a majority vote of a
Quorum consisting of such Administrators who were not parties to such action, suit or proceeding, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of

                                       39

disinterested Administrators so directs, by independent legal counsel in a written opinion, or (iii) by the Common Security Holder of the Trust.

     (e) To the fullest extent permitted by law, expenses (including reasonable attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 9.4 shall be paid by the
Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 9.4.
Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrators by a majority vote of a Quorum of disinterested Administrators, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a quorum of disinterested
Administrators so directs, by independent legal counsel in a written opinion, or
(iii) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrators, counsel or the Common Security Holder at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such Indemnified Person did not believe to be in the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified
Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrators, independent legal counsel or the Common Security Holder reasonably determine that such Indemnified Person deliberately breached his duty to the Trust or its
Common or Capital Security Holders.

     (f) The Trustees, at the sole cost and expense of the Sponsor, retain the right to representation by counsel of their own choosing in any action, suit or any other proceeding for which it is indemnified under paragraphs (a) and (b) of this Section 9.4, without affecting their right to indemnification hereunder or waiving any rights afforded to them under this Declaration or applicable law.

     (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security
Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4 shall be deemed to be provided by a contract between the Sponsor and each Indemnified Person who serves in such capacity at any time while this Section 9.4 is in effect. Any repeal or modification of this Section 9.4 shall not affect any rights or obligations then existing.

     (h) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 9.4.

                                       40

     (i) For purposes of this Section 9.4, references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section
9.4 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall, unless otherwise provided when authorized or ratified, (i) continue as to a Person who has ceased to be an Indemnified
Person and shall inure to the benefit of the heirs, executors and administrators of such a Person, and (ii) survive the termination or expiration of this
Declaration or the earlier removal or resignation of an Indemnified Person.

     SECTION 9.5. OUTSIDE BUSINESSES. Any Covered Person, the Sponsor, the
Delaware Trustee and the Institutional Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the
Trust and the Holders of Securities shall have no rights by virtue of this
Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of any
Covered Person, the Sponsor, the Delaware Trustee or the Institutional Trustee
shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the
Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the
Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the
Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

     SECTION 9.6. COMPENSATION; FEE. The Sponsor agrees:

     (a) to pay to the Trustees from time to time such compensation for all services rendered by them hereunder as the parties shall agree from time to time
(which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

     (b) except as otherwise expressly provided herein, to reimburse the
Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this
Declaration (including the reasonable compensation and the expenses and disbursements of their respective agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct.

                                       41

     The provisions of this Section 9.6 shall survive the dissolution of the
Trust and the termination of this Declaration and the removal or resignation of any Trustee.

     No Trustee may claim any lien or charge on any property of the Trust as a result of any amount due pursuant to this Section 9.6.

                                   ARTICLE X.

                               TAX AND ACCOUNTING

     SECTION 10.1. FISCAL YEAR. The fiscal year (the "Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

     SECTION 10.2. CERTAIN ACCOUNTING MATTERS.

     (a) At all times during the existence of the Trust, the Administrators shall keep, or cause to be kept at the principal office of the Trust in the
United States, as defined for purposes of Treasury Regulations Section
301.7701-7, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained, at the Sponsor's expense, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon (either separately or as part of the Sponsor's regularly prepared consolidated financial report) as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrators.

     (b) The Administrators shall cause to be duly prepared and delivered to each of the Holders of Securities all annual United States federal income tax information statements required by the Code, if any, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrators shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the
Trust.

     (c) The Administrators, at the Sponsor's expense, shall cause to be duly prepared at the principal office of the Sponsor in the United States, as 'United
States' is defined in Section 7701(a)(9) of the Code (or at the principal office of the Trust if the Sponsor has no such principal office in the United States), and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, if any, and any other annual income tax returns required to be filed by the Administrators on behalf of the Trust with any state or local taxing authority.

     SECTION 10.3. BANKING. The Trust shall maintain in the United States, as defined for purposes of Treasury Regulations Section 301.7701-7, one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the
Institutional Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts (including the Property Account) shall be designated by the Institutional Trustee.

                                       42

     SECTION 10.4. WITHHOLDING. The Institutional Trustee or any Paying Agent
and the Administrators shall comply with all withholding requirements under
United States federal, state and local law. The Institutional Trustee or any
Paying Agent shall request, and each Holder shall provide to the Institutional
Trustee or any Paying Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to the Holder, and any representations and forms as shall reasonably be requested by the Institutional
Trustee or any Paying Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrators shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Institutional
Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the
Institutional Trustee or any Paying Agent may reduce subsequent Distributions by the amount of such withholding.

     SECTION 10.5. INTENTION OF THE PARTIES. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

                                   ARTICLE XI.

                             AMENDMENTS AND MEETINGS

     SECTION 11.1. AMENDMENTS.

     (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by the Institutional Trustee, or (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the
Delaware Trustee, by the Delaware Trustee..

     (b) Notwithstanding any other provision of this Article XI, an amendment may be made, and any such purported amendment shall be valid and effective only if:

          (i) the Institutional Trustee shall have first received:

               (A) an Officers' Certificate from each of the Trust and the
          Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

               (B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and all conditions precedent to the execution and delivery of such amendment have been satisfied; and

                                       43

          (ii) the result of such amendment would not be to

               (A) cause the Trust to cease to be classified for purposes of
          United States federal income taxation as a grantor trust; or

               (B) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

     (c) Except as provided in Section 11.1(d), (e) or (h), no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Holders of a Majority in liquidation amount of the Capital Securities shall have consented to such amendment.

     (d) In addition to and notwithstanding any other provision in this
Declaration, without the consent of each affected Holder, this Declaration may not be amended to (i) change the amount or timing of any Distribution on the
Securities or any redemption or liquidation provisions applicable to the
Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

     (e) Sections 9.1(b) and 9.1(c) and this Section 11.1 shall not be amended without the consent of all of the Holders of the Securities.

     (f) Article III shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.

     (g) The rights of the Holders of the Capital Securities or Common
Securities, as applicable, under Article IV to appoint and remove the Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Capital Securities or Common Securities, as applicable.

     (h) This Declaration may be amended by the Institutional Trustee and the
Holders of a Majority in liquidation amount of the Common Securities without the consent of the Holders of the Capital Securities to:

          (i) cure any ambiguity;

          (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

          (iii) add to the covenants, restrictions or obligations of the
     Sponsor; or

          (iv) modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Company Act (including without limitation to conform to any change in Rule 3a-5, Rule 3a-7 or any other

                                       44

     applicable rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) which amendment does not have a material adverse effect on the rights, preferences or privileges of the
     Holders of Securities;

     provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall adversely affect in any material respect the powers, preferences or special rights of Holders of Capital
Securities.

     SECTION 11.2. MEETINGS OF THE HOLDERS OF THE SECURITIES; ACTION BY WRITTEN
CONSENT.

     (a) Meetings of the Holders of the Capital Securities or the Common
Securities may be called at any time by the Administrators (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such Securities are entitled to act under the terms of this Declaration or the terms of the Securities. The Administrators shall call a meeting of the
Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such Securities. Such direction shall be given by delivering to the Administrators one or more notices in a writing stating that the signing Holders of such Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of the Securities calling a meeting shall specify in writing the Certificates held by the Holders of the Securities exercising the right to call a meeting and only those Securities represented by such Certificates shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

     (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of the Securities:

          (i) notice of any such meeting shall be given to all the Holders of the Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of the Securities is permitted or required under this Declaration, such vote, consent or approval may be given at a meeting of the Holders of the Securities. Any action that may be taken at a meeting of the Holders of the Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the
     Holders of the Securities owning not less than the minimum liquidation amount of Securities that would be necessary to authorize or take such action at a meeting at which all Holders of the Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of the Securities entitled to vote who have not consented in writing. The Administrators may specify that any written ballot submitted to the Holders of the Securities for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrators;

          (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of
     11 months from the date thereof unless otherwise provided in

                                       45

     the proxy. Every proxy shall be revocable at the pleasure of the Holder of the Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a
     Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation; each meeting of the Holders of the Securities shall be conducted by the Administrators or by such other Person that the
     Administrators may designate; and

          (iii) unless the Statutory Trust Act, this Declaration, or the terms of the Securities otherwise provides, the Administrators, in their sole discretion, shall establish all other provisions relating to meetings of
     Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of the
     Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided, however, that each meeting shall be conducted in the United States (as that term is defined in Treasury Regulations section
     301.7701-7).

                                  ARTICLE XII.

        REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND THE DELAWARE TRUSTEE

     SECTION 12.1. REPRESENTATIONS AND WARRANTIES OF INSTITUTIONAL TRUSTEE. The
initial Institutional Trustee represents and warrants to the Trust and to the
Sponsor at the date of this Declaration, and each Successor Institutional
Trustee represents and warrants to the Trust and the Sponsor at the time of the
Successor Institutional Trustee's acceptance of its appointment as Institutional
Trustee, that:

     (a) the Institutional Trustee is a banking corporation or national association with trust powers, duly organized and validly existing under the laws of the United States of America or any state thereof with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

     (b) the Institutional Trustee has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000);

     (c) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                                       46

     (d) the execution, delivery and performance of this Declaration by the
Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee; and

     (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Institutional Trustee of this Declaration.

     SECTION 12.2. REPRESENTATIONS OF THE DELAWARE TRUSTEE. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the
Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the
Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

     (a) if it is not a natural person, the Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) if it is not a natural person, the execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee, and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether considered in a proceeding in equity or at law);

     (c) if it is not a natural person, the execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee;

     (d) it has trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

     (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

     (f) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, it is an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Trust the requirements of Section 3807 of the Statutory Trust
Act.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

     SECTION 13.1. NOTICES. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied (which telecopy

                                       47

shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail, as follows:

     (a) if given to the Trust in care of the Administrators at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

         James River Capital Trust II
         c/o James River Group, Inc.
         1414 Raleigh Road, Suite 415
         Chapel Hill, North Carolina 27517
         Attention: Michael T. Oakes
         Telecopy: 919-883-4177

     (b) if given to the Delaware Trustee, at the Delaware Trustee's mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-1600
         Attention: Corporate Trust Administration
         Telecopy: 302-636-4140

     (c) if given to the Institutional Trustee, at the Institutional Trustee's
mailing address set forth below (or such other address as the Institutional
Trustee may give notice of to the Holders of the Securities):

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890-1600
         Attention: Corporate Trust Administration
         Telecopy: 302-636-4140

     (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the
Common Securities may give notice of to the Trust):

         James River Group, Inc.
         1414 Raleigh Road, Suite 415
         Chapel Hill, North Carolina 27517
         Attention:  Michael T. Oakes
         Telecopy:  919-883-4177

     (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

                                       48

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 13.2. GOVERNING LAW. This Declaration and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware;
provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b)
affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, or (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets.

     SECTION 13.3. INTENTION OF THE PARTIES. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

     SECTION 13.4. HEADINGS. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this
Declaration or any provision hereof.

     SECTION 13.5. SUCCESSORS AND ASSIGNS. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this
Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

     SECTION 13.6. PARTIAL ENFORCEABILITY. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 13.7. COUNTERPARTS. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and Administrators to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                                       49

                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

                                       50

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                         WILMINGTON TRUST COMPANY
                                         as Institutional Trustee

                                         By: /s/ Christopher J. Slaybaugh
                                             -----------------------------------
                                             Name: Christopher J. Slaybaugh
                                             Title: Financial Services Officer

                                         WILMINGTON TRUST COMPANY
                                         as Delaware Trustee

                                         By: /s/ Christopher J. Slaybaugh
                                             -----------------------------------
                                             Name: Christopher J. Slaybaugh
                                             Title: Financial Services Officer

                                         JAMES RIVER GROUP, INC., as Sponsor

                                         By: /s/ J. Adam Abram
                                             -----------------------------------
                                             Name: J. Adam Abram
                                             Title: Chief Executive Officer

                                         By: /s/ J. Adam Abram
                                             -----------------------------------
                                             J. Adam Abram,
                                             Administrator

                                         By: /s/ Michael T. Oakes
                                             -----------------------------------
                                             Michael T. Oakes, Administrator

                                         By: /s/ Michael E. Crow
                                             -----------------------------------
                                             Michael E. Crow, Administrator

                                       51

                                     ANNEX I

                               TERMS OF SECURITIES

     Pursuant to Section 6.1 of the Amended and Restated Declaration of Trust,
dated as of December 15, 2004 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities are set out
below (each capitalized term used but not defined herein has the meaning set forth in the Declaration):

     1. Designation and Number.

          (a) 15,000 Floating Rate Capital Securities of James River Capital
Trust II (the "Trust"), with an aggregate stated liquidation amount with respect to the assets of the Trust of fifteen million dollars ($15,000,000) and a stated
liquidation amount with respect to the assets of the Trust of $1,000.00 per
Capital Security, are hereby designated for the purposes of identification only as the "Capital Securities". The Capital Security Certificates evidencing the
Capital Securities shall be substantially in the form of Exhibit A-1 to the
Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

          (b) 464 Floating Rate Common Securities of the Trust (the "Common
Securities") will be evidenced by Common Security Certificates substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

     2. Distributions.

          (a) Distributions will be payable on each Security for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in March 2005 at a rate per annum of
5.85% and shall bear interest for each successive period beginning on (and including) the Distribution Payment Date in March 2005, and each succeeding
Distribution Payment Date, and ending on (but excluding) the next succeeding
Distribution Payment Date (each, a "Distribution Period") at a rate per annum equal to the 3-Month LIBOR, determined as described below, plus 3.40% (the
"Coupon Rate"); provided, however, that prior to the Distribution Payment Date in December 2009, the Coupon Rate shall not exceed 12.50%, applied to the stated
liquidation amount thereof, such rate being the rate of interest payable on the
Debentures to be held by the Institutional Trustee. Distributions in arrears will bear interest thereon compounded quarterly at the applicable Distribution
Rate (to the extent permitted by law). Distributions, as used herein, include cash distributions, any such compounded distributions and any Additional Sums payable on the Debentures unless otherwise noted. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the
Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of the Distribution payable for any Distribution
Period will be calculated by applying the Distribution Rate to the stated
liquidation amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the
Distribution Period concerned divided by

                                      I-1

360. All percentages resulting from any calculations on the Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward
(e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

     "3-Month LIBOR" means the London interbank offered interest rate for three-month, U.S. dollar deposits determined by the Debenture Trustee in the following order of priority:

          (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). "Telerate Page 3750" means the display designated as "Page
     3750" on the Dow Jones Telerate Service or such other page as may replace
     Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

          (2) if such rate cannot be identified on the related Determination
     Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks'
     offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;

          (3) if fewer than two such quotations are provided as requested in clause (2) above, the Debenture Trustee will request four major New York
     City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

          (4) if fewer than two such quotations are provided as requested in clause (3) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current
     Distribution Period.

     If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable
3-Month LIBOR for such Determination Date.

     The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

                                      I-2

     "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Distribution Period for which a Coupon Rate is being determined.

     "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in March 2005 the rate per annum of 5.85% and for each Distribution Period thereafter, the Coupon Rate.

     "Maturity Date" means December 15, 2034.

          (b) Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable, subject to extension of distribution payment periods as described herein, quarterly in arrears on March
15, June 15, September 15 and December 15 of each year or if such day is not a
Business Day, then the next succeeding Business Day (each a "Distribution
Payment Date"), commencing on the Distribution Payment Date in March 2005 when, as and if available for payment. The Debenture Issuer has the right under the
Indenture to defer payments of interest on the Debentures, so long as no
Indenture Event of Default has occurred and is continuing, by deferring the payment of interest on the Debentures for up to 20 consecutive quarterly periods
(each an "Extension Period") at any time and from time to time, subject to the conditions described below, during which Extension Period no interest shall be due and payable. During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension
Period, compounded quarterly (from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law
(such interest referred to herein as "Additional Interest") during any Extension
Period. No Extension Period may end on a date other than a Distribution Payment
Date. At the end of any such Extension Period the Debenture Issuer shall pay all interest then accrued and unpaid on the Debentures (together with Additional
Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date and provided further, however, that during any such Extension
Period, the Debenture Issuer shall not, and shall not permit any Affiliate of the Debenture Issuer controlled by the Debenture Issuer to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Debenture Issuer's or such
Affiliates' capital stock (other than payments of dividends or distributions to the Debenture Issuer or a Subsidiary of the Debenture Issuer) or make any guarantee payments with respect to the foregoing, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Debenture Issuer or any Affiliate of the Debenture
Issuer controlled by the Debenture Issuer that rank pari passu in all respects with or junior in interest to the Debentures (other than, with respect to clauses (i) and (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer or any Subsidiary of the
Debenture Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Debenture Issuer or of such Subsidiary (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Debenture
Issuer's capital stock (or any capital stock of a Subsidiary of the

                                      I-3

Debenture Issuer) for any class or series of the Debenture Issuer's capital stock (or in the case of a Subsidiary of the Debenture Issuer, any class or series of such Subsidiary's capital stock) or of any class or series of the
Debenture Issuer's indebtedness for any class or series of the Debenture
Issuer's capital stock (or in the case of indebtedness of a Subsidiary of the
Debenture Issuer, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (c) the purchase of fractional interests in shares of the Debenture Issuer's capital stock (or the capital stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or
(f) payments under the Capital Securities Guarantee). Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any
Extension Period and upon the payment of all accrued and unpaid interest and
Additional Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. During any
Extension Period, Distributions on the Securities shall be deferred for a period equal to the Extension Period. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to
Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the
Securities must be paid on the dates payable (after giving effect to any
Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's
funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of
Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.

          (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. The relevant record dates shall be 15 days before the relevant
Distribution Payment Date. Distributions payable on any Securities that are not punctually paid on any Distribution Payment Date, as a result of the Debenture
Issuer having failed to make a payment under the Debentures, as the case may be, when due (taking into account any Extension Period), will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

                                      I-4

          (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

     3. Liquidation Distribution Upon Dissolution. In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust
(each a "Liquidation") other than in connection with a redemption of the
Debentures, the Holders of the Securities will be entitled to receive out of the assets of the Trust available for distribution to Holders of the Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Debenture Issuer), distributions equal to the lesser of (i) the aggregate of the stated liquidation amount of $1,000.00 per Security plus accrued and unpaid Distributions thereon to the date of payment, to the extent the Trust shall have funds available therefor, and (ii) the amount of assets of the Trust remaining available for contributions to Holders in liquidation of the
Trust (such amount being, the "Liquidation Distribution"), unless in connection with such Liquidation, the Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Distribution Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, and having the same record date as, such Securities, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with the Statutory Trust Act, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.

     The Sponsor, as the Holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Special Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Debentures to be distributed to the Holders of the Securities on a Pro Rata basis in accordance with the aggregate stated
liquidation amount thereof.

     If a Liquidation of the Trust occurs as described in clause (i), (ii),
(iii) or (v) in Section 7.1(a) of the Declaration, the Trust shall be liquidated by the Institutional Trustee as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the Holders of the Securities, the Debentures on a Pro Rata basis to the extent not satisfied by the Debenture Issuer, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such Holders will be entitled to receive out of the assets of the Trust available for distribution to the Holders, after satisfaction of liabilities of creditors of the Trust to the extent not satisfied by the Debenture Issuer, an amount equal to the
Liquidation Distribution. An early Liquidation of the Trust pursuant to clause
(iv) of Section 7.1(a) of the Declaration shall occur if the Institutional
Trustee determines that such Liquidation is possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the Holders of the
Securities on a Pro Rata basis, the Debentures, and such distribution occurs.

     If, upon any such Liquidation the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the
Trust on such Capital Securities shall be paid to the Holders of the Securities on a Pro Rata basis, except that if an Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common
Securities with regard to such distributions.

                                      I-5

     After the date for any distribution of the Debentures upon dissolution of the Trust (i) the Securities of the Trust will be deemed to be no longer outstanding, (ii) upon surrender of a Holder's Securities certificate, such
Holder of the Securities will receive a certificate representing the Debentures to be delivered upon such distribution, (iii) any certificates representing the
Securities still outstanding will be deemed to represent undivided beneficial interests in such of the Debentures as have an aggregate principal amount equal to the aggregate stated liquidation amount with an interest rate identical to the Distribution Rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissuance (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of Securities in respect of any payments due and payable under the Debentures; provided, however that such failure to pay shall not be deemed to be an Event of Default and shall not entitle the Holder to the benefits of the Guarantee), and (iv) all rights of Holders of Securities under the Declaration shall cease, except the right of such Holders to receive
Debentures upon surrender of certificates representing such Securities.

     4. Redemption and Distribution.

          (a) The Debentures will mature on December 15, 2034. The Debentures may be redeemed by the Debenture Issuer, in whole or in part on any Distribution
Payment Date on or after the Distribution Payment Date in December 2009, at the
Optional Redemption Price. In addition, the Debentures may be redeemed by the
Debenture Issuer at the Special Redemption Price, in whole but not in part, at any Distribution Payment Date, upon the occurrence and continuation of a Special
Event within 120 days following the occurrence of such Special Event at the
Special Redemption Price, upon not less than 30 nor more than 60 days' notice to holders of such Debentures so long as such Special Event is continuing.

     "Investment Company Event" means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion, will be considered an Investment Company that is required to be registered under the Investment
Company Act which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the
Debentures.

     "Optional Redemption Date" shall mean the date fixed for the redemption of
Capital Securities, which shall be any Distribution Payment Date on or after the
Distribution Payment Date in December 2009.

     "Optional Redemption Price" means 100% of the principal amount of the
Debentures being redeemed, plus accrued and unpaid interest on such Debentures to the Optional Redemption Date.

     "Special Event" means a Tax Event or an Investment Company Event.

                                      I-6

     "Special Redemption Date" means a date on which a Special Event redemption occurs, which shall be any Distribution Payment Date.

     "Special Redemption Price" means (i) 107.5% of the principal amount of the
Debentures being redeemed on a Special Redemption Date that occurs before the
Distribution Payment Date in December 2009, and (ii) 100% of the principal amount of the Debentures being redeemed on a Special Redemption Date that occurs on or after the Distribution Payment Date in December 2009, plus, in each case, accrued and unpaid interest (including any Additional Interest) on such
Debentures to the Special Redemption Date.

     "Tax Event" means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such
Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Debenture Issuer or the Trust and whether or not subject to review or appeal, which amendment, clarification, change,
Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes (excluding withholding taxes), duties or other governmental charges.

          (b) Upon the repayment in full at maturity or redemption in whole or in part of the Debentures (other than following the distribution of the
Debentures to the Holders of the Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem Pro Rata at the applicable
Optional Redemption Price or Special Redemption Price, as applicable, Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed; provided, however, that holders of such
Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Debentures).

          (c) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities will be redeemed Pro
Rata and the Capital Securities to be redeemed will be redeemed Pro Rata from each Holder of Capital Securities.

          (d) The Trust may not redeem fewer than all the outstanding Capital
Securities unless all accrued and unpaid Distributions have been paid on all
Capital Securities for all quarterly Distribution periods terminating on or before the date of redemption.

                                      I-7

          (e) Redemption or Distribution Procedures.

               (i) Notice of any redemption of or notice of distribution of the
     Debentures in exchange for, the Securities (a "Redemption/Distribution
     Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(e)(i), a
     Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of such Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of such Securities at the address of each such Holder appearing on the books and records of the Trust. No defect in the
     Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

               (ii) If the Securities are to be redeemed and the Trust gives a
     Redemption/ Distribution Notice, which notice may only be issued if the
     Debentures are redeemed as set out in this paragraph 4 (which notice will be irrevocable), then, provided that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Institutional Trustee will pay the relevant
     Optional Redemption Price or Special Redemption Price, as applicable, to the Holders of such Securities by check mailed to the address of each such
     Holder appearing on the books and records of the Trust on the Optional
     Redemption Date or Special Redemption Date. If a Redemption/Distribution
     Notice shall have been given and funds deposited as required then immediately prior to the close of business on the date of such deposit
     Distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the applicable Optional Redemption Price or Special Redemption
     Price specified in paragraph 4(a), but without interest on such Optional
     Redemption Price or Special Redemption Price. If any date fixed for redemption of Securities is not a Business Day, then payment of any such
     Optional Redemption Price or Special Redemption Price payable on such date will be made on the next succeeding day that is a Business Day. If payment of the Optional Redemption Price or Special Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the
     Trust or by the Debenture Issuer as guarantor pursuant to the Guarantee,
     Distributions on such Securities will continue to accrue at the
     Distribution Rate from the original Optional Redemption Date or Special
     Redemption Date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Optional Redemption Price or Special Redemption Price.
     In the event of any redemption of the Capital Securities issued by the
     Trust in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of the
     Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Capital Securities to be so

                                      I-8

     redeemed, or (ii) register the transfer of or exchange any Capital
     Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Capital Securities being redeemed in part.

               (iii) Redemption/Distribution Notices shall be sent by the
     Administrators on behalf of the Trust to (A) in respect of the Capital
     Securities, the Holders thereof and (B) in respect of the Common
     Securities, the Holder thereof.

               (iv) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), and provided that the acquiror is not the Holder of the Common Securities or the obligor under the Indenture, the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     5. Voting Rights - Capital Securities.

          (a) Except as provided under paragraphs 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights. The Administrators are required to call a meeting of the
Holders of the Capital Securities if directed to do so by Holders of at least
10% in liquidation amount of the Capital Securities.

          (b) Subject to the requirements of obtaining a tax opinion by the
Institutional Trustee in certain circumstances set forth in the last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Capital
Securities, voting separately as a class, have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the
Institutional Trustee, or exercising any trust or power conferred upon the
Institutional Trustee under the Declaration, including the right to direct the
Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture as the holder of the Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent on behalf of all the Holders of the Capital
Securities to any amendment, modification or termination of the Indenture or the
Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a simple majority in aggregate principal amount of
Debentures (a "Super Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the
Holders of at least the proportion in liquidation amount of the Capital
Securities outstanding which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. If the Institutional
Trustee fails to enforce its rights under the Debentures after the Holders of a
Majority in liquidation amount of such Capital Securities have so directed the
Institutional Trustee, to the fullest extent permitted by law, a Holder of the
Capital Securities may institute a legal proceeding directly against the
Debenture Issuer to enforce the Institutional Trustee's rights under the
Debentures without first instituting any legal proceeding against the
Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date the interest or principal is payable (or in the case of redemption, the Optional Redemption Date or the Special
Redemption Date, as

                                      I-9

applicable), then a Holder of record of the Capital Securities may directly institute a proceeding for enforcement of payment on or after the respective due dates specified in the Debentures, to such Holder directly of the principal of or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder. The
Institutional Trustee shall notify all Holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the
Debentures unless (x) such default has been cured prior to the giving of such notice, or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the Holders of such Capital
Securities, except where the default relates to the payment of principal of or interest on any of the Debentures. Such notice shall state that such Indenture
Event of Default also constitutes an Event of Default hereunder. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the
Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the
Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a
Super-Majority, the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the
Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional
Trustee shall not take any such action in accordance with the directions of the
Holders of the Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default hereunder. Any required approval or direction of
Holders of the Capital Securities may be given at a separate meeting of Holders of the Capital Securities convened for such purpose, at a meeting of all of the
Holders of the Securities in the Trust or pursuant to written consent. The
Institutional Trustee will cause a notice of any meeting at which Holders of the
Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel
Capital Securities or to distribute the Debentures in accordance with the
Declaration and the terms of the Securities.

     Notwithstanding that Holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital
Securities that are owned by

                                      I-10

the Sponsor or any Affiliate of the Sponsor shall not entitle the Holder thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     In no event will Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Sponsor as the Holder of all of the Common Securities of the
Trust. Under certain circumstances as more fully described in the Declaration,
Holders of Capital Securities have the right to vote to appoint, remove or replace the Institutional Trustee and the Delaware Trustee.

     6. Voting Rights - Common Securities.

          (a) Except as provided under paragraphs 6(b), 6(c) and 7 and as otherwise required by law and the Declaration, the Common Securities will have no voting rights.

          (b) The Holders of the Common Securities are entitled, in accordance with Article IV of the Declaration, to vote to appoint, remove or replace any
Administrators.

          (c) Subject to Section 6.7 of the Declaration and only after each
Event of Default (if any) with respect to the Capital Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the
Institutional Trustee, or exercising any trust or power conferred upon the
Institutional Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the
Debenture Trustee, or exercising any trust or power conferred on the Debenture
Trustee with respect to the Debentures, (ii) waiving any past default and its consequences that is waivable under the Indenture, or (iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; provided, however, that, where a consent or action under the
Indenture would require a Super Majority, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the
Debentures outstanding. Notwithstanding this paragraph 6(c), the Institutional
Trustee shall not revoke any action previously authorized or approved by a vote or consent of the Holders of the Capital Securities. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action described in (i),
(ii) or (iii) above, unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the
Declaration to the fullest extent permitted by law, any Holder of the Common
Securities may institute a legal proceeding directly against any Person to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other
Person.

     Any approval or direction of Holders of the Common Securities may be given at a separate meeting of Holders of the Common Securities convened for such purpose, at a meeting

                                      I-11

of all of the Holders of the Securities in the Trust or pursuant to written consent. The Administrators will cause a notice of any meeting at which Holders of the Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each
Holder of the Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the
Debentures in accordance with the Declaration and the terms of the Securities.

     7. Amendments to Declaration and Indenture.

          (a) In addition to any requirements under Section 11.1 of the
Declaration, if any proposed amendment to the Declaration provides for, or the
Trustees, Sponsor or Administrators otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the
Securities, whether by way of amendment to the Declaration or otherwise, or (ii)
the Liquidation of the Trust, other than as described in Section 7.1 of the
Declaration, then the Holders of outstanding Securities, voting together as a single class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the
Holders of at least a Majority in liquidation amount of the Securities, affected thereby; provided, however, if any amendment or proposal referred to in clause
(i) above would adversely affect only the Capital Securities or only the Common
Securities, then only the affected Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of
Securities.

          (b) In the event the consent of the Institutional Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the
Institutional Trustee shall request the written direction of the Holders of the
Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification, or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the
Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

          (c) Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the
Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee, or (iii) cause the Trust to be deemed an
Investment Company which is required to be registered under the Investment
Company Act.

                                      I-12

          (d) Notwithstanding any provision of the Declaration, the right of any
Holder of the Capital Securities to receive payment of Distributions and other payments upon redemption, liquidation or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the foregoing provision, each and every Holder of the Capital Securities shall be entitled to such relief as can be given either at law or equity.

     8. Pro Rata. A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of the Securities according to the aggregate liquidation amount of the
Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities then outstanding unless, in relation to a payment, an
Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital
Securities Pro Rata according to the aggregate liquidation amount of the Capital
Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of the
Common Securities Pro Rata according to the aggregate liquidation amount of the
Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

     9. Ranking. The Capital Securities rank pari passu with and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of
Default has occurred and is continuing, the rights of Holders of the Common
Securities to receive payment of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the Holders of the
Capital Securities with the result that no payment of any Distribution on, or
Optional Redemption Price (or Special Redemption Price) of, any Common Security,
and no other payment on account of redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Optional Redemption Price (or Special Redemption Price) the full amount of such Optional Redemption Price (or Special Redemption Price) on all
outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Institutional
Trustee shall first be applied to the payment in full in cash of all
Distributions on, or the Optional Redemption Price (or Special Redemption Price)
of, the Capital Securities then due and payable.

     10. Acceptance of Guarantee and Indenture. Each Holder of the Capital
Securities and the Common Securities, by the acceptance of such Securities, agrees to the provisions of the Guarantee and the Indenture, including the subordination provisions therein.

     11. No Preemptive Rights. The Holders of the Securities shall have no, and the issuance of the Securities is not subject to, preemptive or similar rights to subscribe for any additional securities.

                                      I-13

     12. Miscellaneous. These terms constitute a part of the Declaration. The
Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                      I-14